Exhibit 99.1

CorMedix Clarifies Extension of Expiration Date for Publicly Traded Warrants

BEDMINSTER, N.J., March 9, 2015 -- CorMedix Inc. (NYSE MKT: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of cardiac, renal and infectious diseases, today announced that the extension to April 30, 2015 of the expiration date applies to all publicly traded warrants.

The holders of CorMedix warrants should note that the Company issued two tranches of warrants in 2010 with the same CUSIP number (No.21900C118).  The first tranche of warrants were purchased for cash in connection with the Company’s initial public offering of common stock in 2010, and may be exercised at the specified exercise price in exchange for registered, freely tradable shares of common stock issued pursuant to a currently effective registration statement.

The second tranche of warrants was also issued in 2010 to a select group of investors in exchange for debt issued prior to the Company’s initial public offering.  The holders of these warrants may exercise and receive in exchange shares of unregistered common stock.  The Company intends to file a registration statement for the resale of the shares issuable upon exercise of the second tranche of warrants as soon as practicable following the filing later this week of the Company’s Annual Report Form 10-K.

The exercise date for both tranches of warrants, inclusive of all publicly traded warrants, has been extended from March 24, 2015 to April 30, 2015.

Holders of CorMedix warrants should contact the Company’s transfer agent, VStock Transfer, LLC, at the number set forth below for assistance in determining whether their respective warrants were issued in the first or second tranche.  Prior to the availability of the resale registration statement described above, upon exercise holders will not receive shares of common stock free from restrictions on trading unless they can establish that their warrants were originally issued as part of the first tranche.

About CorMedix Inc.

CorMedix Inc. is a commercial-stage pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac, renal and infectious diseases. CorMedix's first commercial product in Europe is Neutrolin®, a catheter lock solution for the prevention of catheter related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients, in addition to oncology patients, critical care patients including neonates, and patients receiving total parenteral nutrition, IV hydration, and/or IV medications.  Please see the company's website at www.cormedix.com for additional information. Plans are in progress to expand commercial distribution into the United States, Asia, the Middle East, South America and Africa upon appropriate regulatory approval.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or CorMedix's prospects, future financial position, financing plans, including with respect to the filing of the Company’s Form 10-K and registration statement, should be considered forward-looking. Risks applicable to CorMedix are described in greater detail in CorMedix's filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contact:
Investors:
CorMedix Inc.
Randy Milby
(908) 517-9489

Media:
Mike Beyer
Sam Brown Inc.
(312)-961-2502
mikebeyer@sambrown.com

VStock Transfer LLC
Allison Niccolls
(212) 828-8436
allison@vstocktransfer.com